                                                                  EXHIBIT 10.2.7

                       SEVENTH AMENDMENT TO NOTE AGREEMENT

       THIS SEVENTH AMENDMENT to Note Agreement dated as of May 27, 1999 ("Seventh Amendment"), is entered into between ORBITAL SCIENCES CORPORATION, a Delaware corporation (the "Company"), and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (the "Purchaser").

                                R E C I T A L S:

       A. The Company and the Purchaser have heretofore entered into the Note Agreement dated as of June 1, 1995, the First Amendment to Note Agreement dated as of June 30, 1995, the Second Amendment to Note Agreement dated as of March 15, 1996, the Third Amendment to Note Agreement dated as of July 31, 1996, the Fourth Amendment to Note Agreement dated as of March 31, 1997, the Fifth Amendment to Note Agreement dated as of December 23, 1997 and the Sixth Amendment to Note Agreement dated as of August 14, 1998 (as amended, the "Note Agreement").

       B. The Company and the Purchaser now desire to further amend, effective on and as of May 27, 1997 (the "Effective Date"), certain of the terms of the Note Agreement.

       C      Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

       D. All requirements of law have been fully complied with and all other acts and things necessary to make this Seventh Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

       NOW, THEREFORE, the Company and the Purchaser, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

       SECTION 1. AMENDMENT.

       Section 1.1. Section 8.1 of the Note Agreement is hereby amended as follows:

              (a) The definition of "Restricted Investments," clause (i) is hereby amended by deleting the word "and" at the end thereof;

              (b) The definition of "Restricted Investments," clause (j) is hereby amended by substituting a semicolon for the period and adding the word "and" at the end thereof; and

              (c) The definition of "Restricted Investments," is hereby amended by adding a new Clause (k) to read in its entirety as follows:

              "(k) Investments by the Company or any Subsidiary made in an aggregate amount not to exceed $30,000,000 pursuant to a joint venture agreement between the Company or any Subsidiary and The Hertz Corporation ("Hertz") to develop and market Magellan automotive navigation systems in Hertz rental cars substantially on the terms described by the Company to the Purchaser prior to the Effective Date of Amendment No. 7 to this Agreement."

       SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

       Section 2.1. To induce the Purchaser to execute and deliver this Seventh Amendment, the Company represents and warrants to the Purchaser (which representations shall survive the execution and delivery of this Seventh Amendment) that:

       (a) this Seventh Amendment has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation, contract and agreement of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

       (b) the Note Agreement, as amended by this Seventh Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

       (c) the execution, delivery and performance by the Company of this Seventh Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 3.1(c); and

       (d) as of the date hereof and after giving effect to this Seventh Amendment, no Default or Event of Default has occurred which is continuing.

       SECTION 3. CONDITIONS TO EFFECTIVENESS OF SEVENTH AMENDMENT.

       Section 3.1. This Seventh Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

       (a) executed counterparts of this Seventh Amendment, duly executed by the Company and the Purchaser, shall have been delivered to the Purchaser; and

       (b)    the representations and warranties of the Company set forth in
              Section 2 hereof shall be true and correct on and with respect to the date hereof.

Upon receipt of all of the foregoing, this Seventh Amendment shall on the Effective Date become effective.

       SECTION 4. MISCELLANEOUS.

       Section 4.1. Except as modified and expressly amended by this Seventh Amendment, the Note Agreement is in all respects ratified, confirmed and approved and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

       Section 4.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Seventh Amendment may refer to the Note Agreement without making specific reference to this Seventh Amendment but nevertheless all such references shall include this Seventh Amendment unless the context otherwise requires.

       Section 4.3. This Seventh Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

       Section 4.4. This Seventh Amendment may be executed and delivered in any number of counterparts, each of such counterparts constituting an original, but all together only one Seventh Amendment.

       IN WITNESS WHEREOF, the Company and the Purchaser have caused this instrument to be executed, all as of the day and year first above written.


                          ORBITAL SCIENCES CORPORATION

                          By:    /s/Kenneth H. Sunshine
                             -----------------------------------------
                             Kenneth H. Sunshine
                             Vice President and Treasurer


       Accepted and Agreed to:

                          THE NORTHWESTERN MUTUAL LIFE
                           INSURANCE COMPANY


                          By:    /s/Jerome R. Baier
                             -----------------------------------------
                             Jerome R. Baier
                             Its  Authorized Representative